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
Pricing Supplement No. 51      Dated November 14, 2000     Filed Pursuant to: Rule 424 (b)(3)
                       -------       -----------------     Filed No.: 333-72791
(To Prospectus dated April 1, 1999 and
Prospectus Supplement dated April 1, 1999.
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B


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
Date of Issue: November 22, 2000      [_]  Fixed Rate        [_] Commercial Paper Rate None     [_] LIBOR Reuters
               -----------------      [X]  Senior            [_] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: April 22, 2003         [_]  Subordinated      [_] CD Rate Note                   [_] Prime Rate Note
               --------------                                [_] CMT Rate Note                  [_] Treasury Rate Note
                                                             [_] LIBOR Note                     [_] Other
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CUSIP: 06422NEB8
       ----------------------------------------------------------------------

Principal Amount: $100,000,000.00
                  -----------------------------------------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   --------------------------

Interest Rate/Initial Interest Rate: Not Availalble
                                     ----------------------------------------

Interest Payment Dates:  22/nd/ of every month
                         ----------------------------------------------------

Interest Reset Dates: 22/nd/ of every month
                      -------------------------------------------------------

Index Maturity: 30 Days
                -------------------------------------------------------------

Designated CMT Maturity Index: ______________________________________________

Designated CMT Telerate Page: _______________________________________________

Spread: +23 Basis Points
        ---------------------------------------------------------------------

Spread Multiplier: None
                   ----------------------------------------------------------

Minimum Interest Rate: None
                       ------------------------------------------------------

Maximum Interest Rate: None
                       ------------------------------------------------------

Interest Payment Period: November 22, 2000 to December 22, 2000 and monthly
                         --------------------------------------------------
                         thereafter, up to but excluding the interest payment
                         ----------------------------------------------------
                         date
                         ----

Interest Rate Reset Period: November 22, 2000 to December 22, 2000 and monthly
                            --------------------------------------------------
                            thereafter, up to but excluding the interest payment
                            ----------------------------------------------------
                            date
                            ----

Redemption Date(s) or Period: None
                              --------------------------------------------

Optional Repayment Date(s): None
                            ----------------------------------------------

Calculation Agent (If Applicable): Bank One, NA
                                   ---------------------------------------

Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.